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                                                                    EXHIBIT 1.1

                             FLEETWOOD CAPITAL TRUST
                5,000,000 Convertible Trust Preferred Securities

                 (Liquidation Amount $50 Per Preferred Security)

                                  Guaranteed by

                           FLEETWOOD ENTERPRISES, INC.

                               PURCHASE AGREEMENT


                                                                February 4, 1998

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

     Fleetwood Capital Trust (the "Trust"), a business trust organized under the Delaware Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss. 3801 et seq.) and Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

     1. DESCRIPTION OF SECURITIES. The Trust proposes to issue and sell to the Initial Purchaser an aggregate of 5,000,000 shares of its 6% Convertible Trust Preferred Securities (the "Firm Securities"). The Trust has also agreed to grant to the Initial Purchaser an option (the "Option") to purchase up to an additional 750,000 shares of its 6% Convertible Trust Preferred Securities (the "Option Securities") on the terms and for the purposes set forth in Section 2(b) hereof. The Firm Securities and the Option Securities are hereinafter collectively referred to as the "Preferred Securities." The Preferred Securities will be guaranteed, to the extent set forth in the Final Memorandum (as defined below), by the Company. Capitalized terms used but not separately defined herein are defined in the Final Memorandum and used herein as so defined.

     It is understood that substantially contemporaneously with the offering and sale of the Firm Securities to the Initial Purchaser contemplated hereby, (i) the Trust, its trustees (the "Trustees") and the Company shall take all necessary action to adopt an Amended and

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Restated Declaration of Trust (as so amended and restated, the
"Declaration"), pursuant to which the Trust shall (x) issue and sell the Preferred Securities to the Initial Purchaser pursuant hereto and (y) issue 155,000 shares of its 6% common trust securities (and up to an additional 23,000 shares of such securities in connection with the issuance and sale of the Option Securities) (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") to the Company, in each case with such rights and obligations as shall be set forth in the Declaration,
(ii) the Company shall sell such Convertible Subordinated Debentures to the Trust in conjunction with the consummation of the sale of the Preferred Securities to you contemplated hereby, (iii) the Preferred Securities will be convertible into shares (the "Underlying Securities") of common stock, $1.00 par value, of the Company (the "Fleetwood Common Stock") and (iv) the Company and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"), shall enter into a Guarantee Agreement with respect to the Preferred Securities (the "Guarantee") for the benefit of holders from time to time of the Preferred Securities. The Company and The Bank of New York, as trustee (the "Debt Trustee"), have entered into an Indenture dated as of February 1, 1998 (the "Indenture") providing for the issuance of up to $7,750,000 in aggregate principal amount of the Company's 6% Convertible Subordinated Debentures due 2028 (the "Convertible Subordinated Debentures"). The Preferred Securities together with the Underlying Securities and the Guarantee are collectively hereinafter called the "Offered Securities".

     The Preferred Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom provided by the Act and the rules and regulations thereunder (the "Rules and Regulations").

     In connection with the offer and sale of the Preferred Securities, the Company, as sponsor of the Trust, has prepared a preliminary offering memorandum dated January 21, 1998 (the "Preliminary Memorandum") and a final offering memorandum dated the date hereof (such final offering memorandum, in the form furnished to the Initial Purchaser for use in connection with the offering of the Preferred Securities, or if such form is not so used, in the form subsequently furnished for such use, the "Final Memorandum") for delivery to prospective purchasers of the Offering Securities. Each of the Preliminary Memorandum and the Final Memorandum includes certain information concerning, among other things, the Trust, the Company, the Offered Securities and the Convertible Subordinated Debentures. The Final Memorandum incorporates by reference each document or report filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date thereof and prior to the termination of the distribution of the Preferred Securities as well as the Company's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended April 27, 1997, Quarterly Reports on Form 10-Q for the fiscal quarters ended July 27, 1997, and October 26, 1997 and Current Reports on Form 8-K dated October 8, 1997, January 14, 1998 and January
23, 1998.   As used herein, the terms "Preliminary Memorandum" and "Final
Memorandum" shall include in each case the documents incorporated by reference therein, and any and all supplements


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and amendments to such documents incorporated by reference therein and any and all amendments and supplements to the Preliminary Memorandum or the Final Memorandum, as the case may be, and the term "Memorandum" shall consist of the Preliminary Memorandum and the Final Memorandum. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such memorandum with the Commission pursuant to the Exchange Act.

     The Trust and the Company understand that the Initial Purchaser proposes to make an offering of the Preferred Securities only on the terms, subject to the conditions and in the manner set forth in the Final Memorandum and Section 5 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered.

          The Initial Purchasers and other holders of Offered Securities (including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Date (as defined below) (the "Registration Rights Agreement") among the Trust, the Company and the Initial Purchaser, in the form attached hereto as Exhibit D. Pursuant to the Registration Rights Agreement, the Trust and the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of (i) the Preferred Securities, (ii) the Convertible Subordinated Debentures and (iii) the shares of Underlying Shares initially issuable upon conversion of the Convertible Subordinated Debentures by holders thereof, and to use their best efforts to cause such shelf registration statement to be declared effective.

          2.   AGREEMENT TO SELL AND PURCHASE.

               (a) Subject to the terms and conditions and in reliance on the representations and warranties of the Initial Purchaser set forth herein, the Trust agrees to sell to the Initial Purchaser and, on the basis of the representations, warranties and agreements of the Trust and the Company herein contained and subject to all the terms and conditions of this Agreement, the Initial Purchaser agrees to purchase from the Trust, at a purchase price of $50.00 per Preferred Security plus accrued and unpaid distributions, if any, on the Firm Securities as of the Closing Date (as defined below), all of the Firm Securities.

               (b) Subject to all the terms and conditions of this Agreement, the Trust grants the Option to the Initial Purchaser to purchase up to 750,000 Option Securities from the Trust at the same purchase price per Preferred Security as the Initial Purchaser shall pay for the Firm Securities plus any accrued and unpaid distributions on the Option Securities as of the Option Closing Date (as defined below). The Option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchaser and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date hereof, upon written or telegraphic notice (the "Option Securities Notice") by the Initial Purchaser to the Trust and the Company no later than 12:00 noon,


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New York City time, at least two and no more than five business days before the date specified for closing in the Option Securities Notice (the "Option Closing Date") setting forth the aggregate number of Option Securities to be purchased and the time and date for such purchase. On the Option Closing Date, the Trust will issue and sell to the Initial Purchaser the number of Option Securities set forth in the Option Securities Notice, and the Initial Purchaser will purchase the Option Securities.

               (c) As compensation to the Initial Purchaser for its commitment hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Convertible Subordinated Debentures of the Company, the Company hereby agrees to pay the Initial Purchaser at the Closing Date and the Option Closing Date, if applicable, an amount equal to $1.25 per Preferred Security.

          3. DELIVERY AND PAYMENT. Delivery of one or more certificates in definitive form for the Firm Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Trust and the Company at least 48 hours prior to the Closing Date shall be made to the Initial Purchaser at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed among the Trust, the Company and the Initial Purchaser, against payment of the purchase price by wire transfer of immediately available funds to such account as the Trust shall specify at least 48 hours prior to the Closing Date. Such payments shall be made at 10:00 a.m., New York City time, on February 10, 1998 or at such time on such other date as may be agreed upon by the Trust, the Company and the Initial Purchaser (such date is hereinafter referred to as the "Closing Date"). The certificates (including one or more global certificates), if any, for the Firm Notes to be so delivered will be made available to the Initial Purchaser at such office or at such other location in New York City as the Initial Purchaser may reasonably request for checking at least one full business day prior to the Closing Date. To the extent that the Initial Purchaser so elects, delivery of the Firm Securities held in global certificates may be made by credit through full fast transfer to the accounts at The Depository Trust Company ("DTC") designated by the Initial Purchaser.

          To the extent the Option is exercised, delivery of the Option Securities against payment by the Initial Purchaser (in the manner specified above) will take place at the time and date (which may be the Closing Date) specified in the Option Securities Notice.

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Securities and Option Securities by the Trust to the Initial Purchaser shall be borne by the Trust and the Company. The Trust and the Company will, jointly and severally, pay and save the Initial Purchaser and any subsequent holder of the Preferred Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Initial Purchaser of the Firm Securities and Option Securities.


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          At the Closing Date and the Option Closing Date, if any, the Company
will pay, or cause to be paid, the commission payable at such time to the Initial Purchaser under Section 2(c) hereof in immediately available funds.

          4. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE COMPANY. Each of the Trust and the Company, jointly and severally, represents and warrants to, and agrees with, the Initial Purchaser that:

               (a) The Company and each of the Company's subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Final Memorandum; except where the failure to have such power and authority would not have a Material Adverse Effect (as defined below). The Company and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except for such failures to be licensed or qualified as would not materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operation of the Trust or of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"). All of the outstanding shares (excluding the outstanding shares of Expression Homes Corporation, which is 49% owned by the Company) of capital stock of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all liens, encumbrances and claims (collectively, "Liens") whatsoever except for such Liens as would not have a Material Adverse Effect. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company have been delivered to counsel to the Initial Purchaser and complete and correct copies of the certificate of incorporation and of the by-laws of each of its subsidiaries set forth on Schedule A hereto and all amendments thereto have been made available to counsel to the Initial Purchaser, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

               (b) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration, the Trust has the business trust power and authority to
(x) own property and conduct its business, all as described in the Final Memorandum, (y) enter into and perform its obligations under this Agreement, and
(z) issue and perform its obligations under the Preferred Securities and the Common Securities and is not required to be authorized to do business in any jurisdiction other than Delaware; the Trust is not a party to or otherwise bound by any agreement other than those described in the Final Memorandum; the Trust does not have any consolidated or


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unconsolidated subsidiaries; the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles; and the Trust is not and, assuming compliance by the Trust with the Declaration, will not be classified as an association taxable as a corporation for United States federal income tax purposes.

               (c) The Declaration has been duly and validly authorized by the Company and, when executed and delivered by the Company and the Regular Trustees (as defined in the Declaration) at the Closing Date, and assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee (as such terms are defined in the Declaration), will be the valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and conforms to the description thereof contained in the Final Memorandum.

               (d) The Final Memorandum does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranty set forth in this sentence do not apply to statements or omissions in the Final Memorandum based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein as specified in herein. The Company is subject to Section 13 or 15(d) of the Exchange Act. The Company has timely filed with the Commission all the documents that the Company was required to file with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (collectively, the "SEC Documents"). The SEC Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules, regulations and instructions of the Commission thereunder, and any documents so filed and incorporated by reference in either Memorandum subsequent to the date hereof will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules, regulations and instructions of the Commission thereunder.

               (e) The Trust and the Company each have all trust and corporate power, as the case may be, to enter into this Agreement and the Registration Rights Agreement. This Agreement has been and, as of the Closing Date, the Registration Rights Agreement will have been, duly authorized, executed and delivered by each of the Trust and the Company and upon such execution by each of the Trust and the Company (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) this Agreement and the Registration Rights Agreement will constitute the valid and binding obligations of each of the Trust and the Company enforceable against each of the Trust and the Company in accordance with the terms hereof or thereof, subject to the applicable


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bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law and except as the enforcement of indemnification and contribution provisions hereof and thereof may be limited by applicable law.

               (f) The Indenture has been duly and validly authorized and will be executed and delivered by the Company and, assuming due authorization, execution and delivery by the Debt Trustee, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof contained in the Final Memorandum.

               (g) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust in accordance with the Declaration to the Initial Purchaser and paid for in accordance with this Agreement, will be validly issued, and fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; provided, however, the holders of the Preferred Securities may be obligated, pursuant to the Declaration, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities and the issuance of replacement Preferred Securities certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration) to exercise its rights and powers under the Declaration. The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; under the Delaware Act and the Declaration, the issuance of the Preferred Securities will not be subject to preemptive or other similar rights; and the Preferred Securities will conform to the description thereof in the Final Memorandum.

               (h) The Convertible Subordinated Debentures have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Trust in accordance with the Final Memorandum, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Convertible Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of,


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the Indenture and will conform to the description thereof contained in the
Final Memorandum.

               (i) The Guarantee has been duly and validly authorized by the Company and, when executed and delivered by the Company at the Closing Date, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Guarantee will conform to the description thereof contained in the Final Memorandum.

               (j) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor in accordance with the Declaration, will be validly issued and fully paid and undivided beneficial interests in the assets of the Trust; under the Delaware Act and the Declaration, the issuance of the Common Securities will not be subject to preemptive or other similar rights; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (k) The Fleetwood Common Stock, the Registration Rights Agreement and the Declaration conform in all material respects to the description thereof in the Final Memorandum. The Underlying Securities have been duly authorized and duly reserved for issuance and, upon issuance thereof upon conversion of the Preferred Securities and the Convertible Subordinated Debentures in accordance with the terms of the Preferred Securities, the Declaration, the Convertible Subordinated Debentures and the Indenture, will be validly issued, fully paid and nonassessable shares of Fleetwood Common Stock and will be issued free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and will not be subject to any preemptive rights, co-sale rights, rights of first refusal or other rights to subscribe for or purchase the Fleetwood Common Stock.

               (l) The descriptions of the Preferred Securities, the Common Securities, the Guarantee and the Convertible Subordinated Debentures in the Final Memorandum are, and at the Closing Date will be, complete and accurate in all material respects. Each of the Declaration and the Indenture conforms to the description thereof contained in the Final Memorandum in all material respects.

               (m) The financial statements and schedules of the Company together with the notes thereto included in the Final Memorandum, and any amendment or supplement thereto, present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally


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accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Final Memorandum. Arthur Andersen LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants within the meaning of the Act and the Rules and Regulations.

               (n) Each of the Trust and the Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (o) Subsequent to the respective dates as of which information is given in the Final Memorandum and prior to the Closing Date, except as set forth in or contemplated by the Final Memorandum, (i) there has not been and will not have been any change in the capitalization of the Trust or material adverse change in the capitalization of the Company, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Trust or the Company and its subsidiaries considered as one enterprise, (ii) neither the Trust nor the Company nor any of its subsidiaries has incurred nor will incur any material liabilities or obligations, direct or contingent, nor have they entered into nor will they enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein or, in the case of the Company and its subsidiaries, in the ordinary course of business, and (iii) the Trust has not and will not have paid or declared any distributions of any kind on any class of its securities.

               (p) Except for subsequent issuances, if any, pursuant to this Agreement or upon issuance of stock or exercise of stock options or warrants pursuant to employee benefit plans, the Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum under the caption "Capitalization"; all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable; and the authorized capital stock of the Company conforms in all material respects to the statements relating thereto in the Final Memorandum.

               (q) Each of the Preferred Securities, the Preferred Securities Guarantee and the Convertible Subordinated Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

               (r) None of the Trust, the Company, any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act ("Regulation D")), or any person acting on behalf of the foregoing (other than the Initial Purchaser, as to which no representation or warranty is made) has, directly or indirectly, made offers or sales of any


                                      9

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security, or solicited offers to buy the Offered Securities, under circumstances that would require the registration of the Offered Securities under the Act.

               (s) None of the Trust, the Company or any of their affiliates (as such term is defined in Rule 501(b) of Regulation D) or any person (other than the Initial Purchaser, as to which no representation or warranty is made) acting on the Trust's or the Company's behalf has engaged, in connection with the offering of the Offered Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Offered Securities being offered and sold pursuant to Regulation S under the Act, and each of them has complied with the offering restrictions requirement of Regulation S under the Act.

               (t) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Initial Purchaser in Section 5, it is not necessary in connection with the offer, sale and delivery of the Preferred Securities to the Initial Purchaser, or in connection with the initial resale of the Preferred Securities by the Initial Purchaser in accordance with this Agreement, to register the Offered Securities under the Act or to qualify the Indenture, the Guarantees or the Declaration under the Trust Indenture Act of 1939, as amended (the "TIA").

               (u) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the sale and offering of the Debentures.

               (v) Neither the Company nor any of the subsidiaries is in violation of its respective charter and the Trust is not in violation of the Declaration, and none of the Company, any of the subsidiaries or the Trust is in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound, or to which any of its respective assets or properties is subject, which default or violation, in the case of the Company and its subsidiaries, would have a Material Adverse Effect.

               (w) At the Closing Date and the Option Closing Date, all of the issued and outstanding Common Securities of the Trust will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (x) At the Closing Date and the Option Closing Date, the Property Trustee will be the record holder of the Convertible Subordinated Debentures and no security interest, mortgage, pledge, lien, encumbrance, claim or equity will be noted thereon or on the Debenture register maintained by or on behalf of the Company.


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

               (y) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Convertible Subordinated Debentures, the Declaration and the Guarantee and the execution, delivery and performance by the Trust of this Agreement and the Trust Securities, the performance by the Trust of the Declaration and the consummation of the transactions contemplated hereby and thereby and compliance by the Company and the Trust, as the case may be, with the terms hereof and thereof and the application of the net proceeds from the offering and sale of the Trust Securities to be sold by the Trust and the Convertible Subordinated Debentures to be sold by the Company in the manner set forth in the Final Memorandum under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Trust (other than the creation of a lien on the Convertible Subordinated Debentures in favor of the holders of the Trust Securities as provided in the Declaration) or the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Declaration, the certificate of incorporation or by-laws of the Company or any of its subsidiaries, any contract or other agreement to which the Trust or the Company or any of the subsidiaries is a party or by which the Trust or the Company or any of the subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or governmental agency or body applicable to the business or properties of the Trust or the Company or any of its subsidiaries except for any of the foregoing which would not have a Material Adverse Effect.

               (z) No holder of securities of the Company, other than holders of the Offered Securities, has rights to the registration of any securities of the Company because of the offering of the Offered Securities or will have such rights upon the filing of the shelf registration statement referred to in
Section 1 above.

               (aa) Neither the Trust nor the Company is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (ab) Except as set forth in the Final Memorandum, there are no actions, suits or proceedings pending or threatened against or affecting the Trust or the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

               (ac) Each of the Trust and the Company and each of its subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Final Memorandum, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except in the case of (i), (ii) or (iii) above, for such failures to possess, comply or perform as would not have a Material Adverse Effect.
None of the Trust, the Company nor any of its subsidiaries is, nor at the Closing Date will any of them be, in violation of its respective Declaration, charter or by-laws.

               (ad) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Trust Securities by the Trust or the Guarantee and the Convertible Subordinated Debentures by the Company, in connection with the execution, delivery and performance of this Agreement by the Trust and the Company or in connection with the taking by the Trust or the Company of any action contemplated hereby and in the Indenture, the Guarantee, the Preferred Securities and the Common Securities in connection with the purchase and distribution by the Initial Purchaser of the Preferred Securities.

               (ae) Except as disclosed in the Final Memorandum, there is no claim pending or to the knowledge of the Company threatened under any Environmental Law (as defined below) against the Company or the subsidiaries which could reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; to the knowledge of the Company there are no past or present actions, conditions, events, circumstances or practices, including, without limitation, the release of any Hazardous Material (as defined below) that could reasonably be expected to form the basis of any such claim under any Environmental Law against the Company or the subsidiaries which would, singly or in the aggregate, result in a Material Adverse Effect. The term "Environmental Law" means the common law and any federal, state, local or foreign law, rule or regulation, code, order, decree, judgment or injunction, issued, promulgated, approved or entered thereunder relating to pollution or protection of public or employee health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, and the Federal Water Pollution Act, as amended, and their foreign, state and local counterparts or equivalents and any other laws relating to (i) releases of any Hazardous Material into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Material, or (iii) underground storage tanks and related piping, and releases therefrom. The term "Hazardous Material" means any pollutant, contaminant, chemical, hazardous material, or industrial, toxic or hazardous substance or waste (including, without limitation, petroleum, including crude oil or any fraction thereof or any petroleum product) regulated by or the subject of any Environmental Law.

               (af) No statement, representation, warranty or covenant made by the Trust or the Company in this Agreement, the Indenture or the Declaration or made in any certificate or document required by this Agreement to be delivered to the Initial Purchaser was or will be, when made, inaccurate, untrue or incorrect in any material respect.

               (ag) None of the Trust, the Company or any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Trust or the Company, is any such dispute threatened which could reasonably be expected to have a Material Adverse Effect.

               (ah) The Company and its subsidiaries own, or are licensed or otherwise have the full right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Final Memorandum. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name except such claims as would not reasonably be expected to have a Material Adverse Effect. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person except such infringements as would not reasonably be expected to have a Material Adverse Effect.

               (ai) None of the Trust, the Company or any of its subsidiaries or, to the Trust's or the Company's knowledge, any employee or agent of the Trust, the Company or any subsidiary has made any payment of funds of the Trust, the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Final Memorandum.

               (aj) Any certificate signed by any officer of the and delivered to the Initial Purchaser or to counsel for the Initial Purchaser pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

               (ak) The Company maintains insurance with respect to its properties and business of the types and in amounts the Company reasonably deems adequate for its business, all of which insurance is in full force and effect.

               (al) The Company has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company. There are no tax returns of the Company or any of its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any subsidiary of the Company has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse
Effect.

               (am) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could have a Material Adverse Effect.

               (an) The Company and the Trust have not done anything and will not do anything in connection with the issuance and sale of the Offered Securities that is violative of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          5. OFFERING OF SECURITIES. The Initial Purchaser represents and warrants to, and agrees with, the Trust and the Company that:

               (a) It has not offered or sold, and will not offer or sell, any Preferred Securities except (i) to those institutions it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities
Act), (ii) to a limited number of institutional investors that qualify as "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or (iii) in offshore transactions within the meaning and meeting the requirements of Rule 903 under the Act.

               (b) Neither it, nor any of its Affiliates, nor any person acting on its behalf has made or will make offers or sales of the Preferred Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under Regulation D under the Act) in the United States.

               (c) Neither it, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any "directed selling efforts" (as defined in Regulation S under the Act) with respect to the Preferred Securities.

               (d) It is an "accredited investor" (within the meaning of Rule 501 of Regulation D under the Act).

               (e) It will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sell or delivers Preferred Securities or has in its possession or distributes either Memorandum, any amendment or supplement thereto or any other offering or publicity material relating to the Preferred Securities.

               (f) It will notify the Company of the completion of the distribution of the Preferred Securities as promptly as practicable upon such completion.

          6. AGREEMENTS OF THE TRUST AND THE COMPANY. The Trust and the Company, jointly and severally, agree with the Initial Purchaser as follows:

               (a) The Company and the Trust will not, either prior to the Closing Date or thereafter, distribute any amendment or supplement to the Final Memorandum, unless a copy thereof shall first have been submitted to the Initial Purchaser within a reasonable period of time prior to any distribution thereof and the Initial Purchaser shall not have objected thereto in good faith.

               (b) The Trust and the Company will notify the Initial Purchaser promptly, and will confirm such advice in writing, of (i) the happening of any event during the period mentioned in the third sentence of Section 6(c) that in the judgment of the Trust or the Company makes any statement made in the Final Memorandum untrue or that requires the making of any changes in the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (ii) receipt by the Trust or the Company or any representative or attorney of the Trust or the Company of any other communication from the Commission relating to the Trust or the Company, any Preliminary Memorandum or the Final Memorandum. If at any time the Commission shall issue any order suspending the use of any Preliminary Memorandum or the Final Memorandum, the Trust and the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

               (c) The Company will deliver to the Initial Purchaser, without charge, as many copies of the Preliminary Memorandum and Final Memorandum and any amendment or supplement thereto, as the Initial Purchaser may reasonably request. The Company and the Trust consent to the use of the Preliminary Memorandum or Final Memorandum and any amendment or supplement thereto, as the case may be, by the Initial Purchaser, in connection with the offering or sale of the Preferred Securities. If during such period of time any event shall occur which in the judgment of the Trust or the Company or the Initial Purchaser or counsel to the Initial Purchaser should be set forth in the Final Memorandum in order to make any statement therein, in the light of the circumstances under which it was made, not misleading in any material respect, or if it is necessary to supplement or amend the Final Memorandum to comply with law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will deliver to the Initial Purchaser, without charge, such number of copies thereof as the Initial Purchaser may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Preferred Securities by the Initial
Purchaser if such document would be deemed to be incorporated by reference into the Final Memorandum without reasonable notice to the Initial Purchaser. The Trust and the Company agree to notify the Initial Purchasers in writing to suspend use of the Final Memorandum as promptly as practicable after the occurrence of an event specified in this Section 6(c), and the Initial
Purchaser hereby agrees upon receipt of such notice from the Trust and the Company to suspend use of the Final Memorandum until the Trust and the Company have amended or supplemented the Final Memorandum to correct such misstatement or omission or to effect such compliance.

               (d) Notwithstanding any provision of Section 6(b) or Section 6(c) to the contrary, however, the Trust's and the Company's obligations under
Section 6(b) and Section 6(c) and the Initial Purchasers obligations under
Section 6(c) shall terminate on the earlier to occur of (i) the effective date of a shelf registration statement with respect to the Offered Securities filed pursuant to the Registration Rights Agreement and (ii) the date upon which the Initial Purchaser and its affiliates cease to hold Offered Securities acquired as part of their initial distribution.

               (e) Neither the Company, the Trust nor any of their affiliates (as defined in Rule 501(b) under the Act), nor any person acting on behalf of the foregoing (other than the Initial Purchasers), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Offered Securities in the United States, or engage in any directed selling efforts (as defined in Rule 902 under the Act) with respect to the Offered Securities prior to the effectiveness of a registration statement with respect to the Offered Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this clause 5(e) have the meanings given to them by Regulation S.

               (f) Neither the Company nor any of its affiliates (including the Trust) (as defined in Rule 501(b) under the Act) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Offered Securities under the Act.

               (g) So long as any of the Offered Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with,
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

               (h) Each Preferred Security (and each Convertible Subordinated Debenture distributed to holders of Preferred Securities pursuant to the terms of the Declaration) will bear the following legend until such legend shall no longer be necessary or advisable because the Preferred Securities (or the Convertible Subordinated Debentures) are no longer subject to the restrictions on transfer described herein:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH FLEETWOOD CAPITAL TRUST (THE "TRUST"), FLEETWOOD ENTERPRISES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE FOREGOING WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE TRUST OR THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1) (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT

     TO THE TRUST'S, THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

               (i) Each Underlying Share, if any, will bear the following legend until such legend shall no longer be necessary or advisable because the Underlying Shares are no longer subject to the restrictions on transfer described herein:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE CONVERTIBLE SUBORDINATED DEBENTURES UPON THE CONVERSION OF WHICH THE CLASS B COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH FLEETWOOD CAPITAL TRUST (THE "TRUST"), FLEETWOOD ENTERPRISES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE FOREGOING WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE CLASS B COMMON STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN

     RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2),
     (3) or (7) OF RULE 501 UNDER THE SECURITIES THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE TRUST'S, THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

               (j) The Company will, or will cause the Trust to, arrange for the registration and qualification of the Offered Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchaser may reasonably designate in connection with the resale of the Offered Securities as contemplated by this Agreement and the Final Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Offered Securities; PROVIDED that in no event shall the Trust or the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 6(j), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Date then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.
The Company will, or will cause the Trust to, file such statements and reports as may be required by the laws of each jurisdiction to continue such qualification in effect for a period that will terminate when all Offered Securities to be sold subject to such qualification have been sold or withdrawn. The Company shall promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Offered Securities for offering or sale in any jurisdiction or the institution of any proceeding for such purpose.

               (k) The Trust will apply the net proceeds from the offering and sale of the Preferred Securities in the manner set forth in the Final Memorandum under the caption "Use of Proceeds."

               (l) During a period of 90 days from the date hereof, neither the Trust nor the Company will, without the Initial Purchaser's prior written consent, directly or indirectly, offer, pledge, sell, sell any option or contract to purchase any option or contract to sell, contract to sell, grant any option to sell, or otherwise transfer or dispose of (each such action, a "Disposition"), (i) any Preferred Securities, any equity security convertible into or exchangeable into or exercisable for, Preferred Securities, (ii) Convertible Subordinated Debentures or any debt securities substantially similar to the Convertible Subordinated Debentures, (iii) any equity securities substantially similar to the Preferred Securities, except for the Convertible Subordinated Debentures, Preferred Securities and the Common Securities, (iv) any preferred stock or any other security of the Company that is substantially similar to the Preferred Securities, (v) any shares of any class of common stock of the Company (other than shares of Fleetwood Common Stock issuable upon conversion of the Preferred Securities or pursuant to the exercise of options and warrants outstanding as of the date hereof, the grant of stock options or other stock-based awards (and the exercise or vesting thereof) to directors, officers and employees of the Company or its subsidiaries or (vi) any other securities which are convertible into, or exercisable or exchangeable for, any of such securities; or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, the Trust or any similar trust each, a "Company Security", whether any such transaction is to be settled by delivery of equity securities of the Company, the Trust or any similar trust, cash or otherwise. For the avoidance of doubt, it is acknowledged that debt securities substantially similar to the Convertible Subordinated Debentures would be debt securities that have substantially the same rate, maturity and other provisions as the Convertible Subordinated Debentures.

               (m) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid, or reimburse if paid by the Initial Purchaser, all costs and expenses incident to the performance of the obligations of the Trust and the Company under this Agreement, including but not limited to (i) the preparation and printing of each Preliminary Memorandum, the Final Memorandum, any amendment or supplement thereto and the Indenture, (ii) the preparation and delivery of certificates representing the Trust Securities, (iii) furnishing (including cost of shipping, mailing and courier) such copies of the Final Memorandum and any Preliminary Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Offered Securities by the Initial Purchaser, (iv) the qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 6(j), including the fees, disbursements and other charges of counsel to the Initial Purchaser in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (v) fees and disbursements of counsel to the

Company and the Trust, (vi) the fees and expenses of the transfer agent and registrar for the Trust Securities, (vii) any fees charged by rating agencies with respect to the rating of the Offered Securities by one or more rating agencies, (viii) the fees and expenses of the Debt Trustee under the Indenture, the Guarantee Trustee under the Guarantee, the Property Trustee, the Delaware Trustee and the Regular Trustees under the Declaration and any agents of such trustees and the fees, disbursements and other charges of counsel for such trustees in connection with the Indenture, the Guarantee, the Declaration and the Convertible Subordinated Debentures, and (ix) the fees and disbursements of the Accountants.

               (n) If this Agreement shall be terminated pursuant to any of the provisions of Section 7 or Section 10 hereof or if for any reason the Company or the Trust shall be unable to perform its obligations hereunder, the Company or the Trust will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Initial Purchaser) reasonably incurred by it in connection herewith.

               (o) The Company will not claim the benefit of any usury law against any holders of Convertible Subordinated Debentures or Preferred Securities.

          7. CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASER. The obligations of the Initial Purchaser to purchase and pay for the Preferred Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

               (a) The Issuance and sale of the Preferred Securities pursuant to this Agreement and of the Common Securities and the Convertible Subordinated Debentures shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued on any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

               (b) Since the respective dates as of which information is given in the Final Memorandum (i) there shall not have been a material adverse change in the business, business affairs, business prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Final Memorandum, and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Final Memorandum if, in the sole judgment of the Initial Purchaser, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Securities by the Initial Purchaser in accordance with the terms and in the manner hereof and thereof.

               (c) Since the respective dates as of which information is given in the Preliminary Memorandum, there shall have been no litigation or other proceeding instituted against the Trust, the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could reasonably be expected to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise.

               (d) Each of the representations and warranties of the Company and the Trust contained herein shall be true and correct in all material respects on the Closing Date and, with respect to the Option Securities, on the Option Closing Date, if applicable, as if made on the Closing Date, or on the Option Closing Date, if applicable, and all covenants and agreements herein contained to be performed on the part of the Trust and the Company and all conditions herein contained to be fulfilled or complied with by the Company or the Trust on or prior to the Closing Date and, with respect to the Option Securities, on or prior to the Option Closing Date, if applicable, shall have been duly performed, fulfilled or complied with.

               (e) The Initial Purchaser shall have received an opinion of Gibson, Dunn & Crutcher LLP, special counsel for the Trust and the Company, dated the Closing Date and, with respect to the Option Securities, the Option Closing Date, addressed to the Initial Purchaser, in form and substance satisfactory to counsel for the Initial Purchaser and substantially in the form of Exhibit A.

               (f) The Initial Purchaser shall have received an opinion of William H. Lear, Vice President-General Counsel and Secretary of the Company, dated the Closing Date and, with respect to the Option Securities, the Option Closing Date, addressed to the Initial Purchaser, in form and substance satisfactory to counsel for the Initial Purchaser and substantially in the form of Exhibit B.

               (g) The Initial Purchaser shall have received an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, dated the Closing Date and, with respect to the Option Securities, the Option Closing Date, addressed to the Initial Purchaser, in form and substance satisfactory to counsel for the Initial Purchaser and substantially in the form of Exhibit C.

               (h) The Initial Purchaser shall have received an opinion, dated the Closing Date and, with respect to the Option Securities, the Option Closing Date, from Brown & Wood LLP, counsel to the Initial Purchaser, which opinion shall be satisfactory in form and substance to the Initial Purchaser, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Brown & Wood LLP shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

               (i) At the Closing Time, the Trust shall have received opinions of Morris, Nichols, Arsht & Tunnell, with respect to the Delaware Trustee, dated as of the Closing Time substantially in the forms set forth in Exhibit D.

               (j) At the Closing Date, the Company shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, special tax counsel to the Company and the Trust, dated as of the Closing Date substantially in the form set forth in Exhibit E.

               (k) On the Closing Date and any Option Closing Date, the Initial Purchaser shall have received a certificate of the Company, in its capacity as Sponsor of the Trust and on its own behalf, signed by the Chairman and Chief Executive Officer or the President and by the Chief Financial Officer of the Company, dated the date of its delivery, to the effect that:

                    (i) Each of the representations and warranties of the Trust and the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                    (ii) Each of the covenants required herein to be performed by the Trust and the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Trust and the Company on or prior to the date of such certificate has been duly, timely and fully complied with; and

                     (iii) Since the respective dates as of which information is given in the Final Memorandum, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the business, business affairs, business prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Final Memorandum and (B) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Final Memorandum.

               (l) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Initial Purchaser a letter, dated the date of its delivery, addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser, confirming that they are independent accountants with respect to the Trust and the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Preliminary Memorandum or incorporated by reference therein. On the Closing Date and, as to the Option Securities, the Option Closing
Date, if applicable, the Accountants shall have furnished to the Initial Purchaser a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, if applicable, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date and the Option Closing Date, if applicable.

               (m) The Offered Securities shall be qualified for sale in such states as the Representative may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date, if applicable.

               (n) The Company and the Trust shall have executed and delivered to the Initial Purchaser on the Closing Date the Registration Rights Agreement (the "Registration Rights Agreement").

               (o) The Company shall have obtained and delivered to the Initial Purchaser an agreement from each executive officer and director of the Company in writing on or prior to the date hereof, in form and substance satisfactory to counsel for the Initial Purchase and substantially in the form of Exhibit F hereto.

               (p) The Trust and the Company shall have furnished to the Initial Purchaser such certificates, in addition to those specifically mentioned herein, as the Initial Purchaser may have reasonably requested as to the accuracy and completeness on the Closing Date and the Option Closing Date, if applicable, of any statement in the Final Memorandum or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Memorandum, as to the accuracy on the Closing Date and the Option Closing Date, if applicable, of the representations and warranties of the Trust and the Company herein, as to the performance by the Trust and the Company of their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Initial Purchaser, each in form and substance satisfactory to the Initial Purchaser.

           8.   INDEMNIFICATION.

               (a) The Trust and the Company, jointly and severally, will indemnify and hold harmless the Initial Purchaser, its directors, officers, employees and agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Initial Purchaser, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any Memorandum or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Offered Securities under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser, its directors, officers, employees and agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, in connection with, or relating in any manner to, the Preferred Securities, the Guarantee, the Convertible Subordinated Debentures or the Fleetwood Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or
(ii) above (provided that the Trust or the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly form any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct); provided that neither the Company nor the Trust will be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Offered Securities to any person by the Initial Purchaser and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company or the Trust by the Initial Purchaser expressly for inclusion in the Final Memorandum provided, however, that the foregoing indemnity with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser, or any person controlling such Initial Purchaser, if the Company had previously furnished copies of the Final Memorandum to the Initial Purchaser within a reasonable amount of time prior to the time that written confirmations are sent out to purchasers of the Offered Securities and if a copy of the Final Memorandum (as then amended or supplemented) was not sent to or given by or on behalf of such Initial Purchaser to such person, and was required by law to have been so delivered, at or prior to the time that written confirmation of the sale of the Preferred Securities was provided to such person and if the Final Memorandum (as so amended or supplemented) would have cured the defect given rise to such losses, claims, damages or liabilities.

     This indemnity agreement will be in addition to any liability which the Trust and the Company might otherwise have including under this Agreement.

               (b) The Initial Purchaser will indemnify and hold harmless (i) the Trust, the Trustees, its officers and any person controlling the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the Company, its directors, its officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in each case to the same extent as the foregoing indemnity from the Trust and the Company to the Initial Purchaser, but only insofar as losses, liabilities, claims, expenses or damages arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission, made in reliance on and in conformity with written information relating to the Initial Purchaser furnished to the Trust or the Company by the Initial Purchaser expressly for use in the Final Memorandum. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the total commissions received by the Initial Purchaser in connection with the Preferred Securities.

               (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this
Section 8(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Trust and the Company or the Initial Purchaser, the Trust, the Company and the Initial Purchaser shall contribute to the aggregate losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Trust or the Company, any contribution received by the Trust or the Company from persons other than the Initial Purchaser, such as persons who control the Trust or the Company within the meaning of the Act and directors and officers of the Company, who may also be liable for contribution) to which the Trust, the Company and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Initial Purchaser on the other. The relative benefits received by the Trust and the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Securities (before deducting expenses) received by the Trust and the Company bear to the total commissions received by the Initial Purchaser, in each case as set forth in the Final Memorandum. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Trust and the Company on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.
Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Trust or the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.
The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this
Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the total commissions with respect to the offering of the Preferred
Securities received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Trust and the Company will have the same rights to contribution as the Trust and the Company, respectively, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). Except for a settlement entered into pursuant to the last sentence of Section 8(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e)  The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Trust and the Company and the Initial

Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchaser, (ii) acceptance of any of the Offered Securities and payment therefor, or (iii) any termination of this Agreement.

          9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Trust and the Company and the Initial Purchaser herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser within the meaning of the Act or the Exchange Act, or by or on behalf of the Trust and the Company or any of their respective officers, trustees, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Offered Securities to the Initial Purchaser hereunder or termination of this Agreement.

          10. TERMINATION. (a) The obligations of the Initial Purchaser under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Securities, on or prior to the Option Closing
Date), by notice to the Trust and the Company from the Initial Purchaser, without liability on the part of the Initial Purchaser to the Trust or the Company, if, prior to delivery and payment for the Firm Securities (or the Option Securities, as the case may be), in the sole judgment of the Initial Purchaser, (i) there has been, since the respective dates as of which information is given in the Final Memorandum, any material adverse change in the Company's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the securities of the Company shall have been suspended by the Commission, by an exchange that lists the securities or by the Nasdaq Stock Market, (iii) trading in securities generally on the NYSE or the Nasdaq shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities, or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to market the Offered Securities on the terms and in the manner contemplated by the Final Memorandum.

          (b)  Termination of this Agreement pursuant to this Section 10 or
Section 7 hereof shall be without liability of any party to any other party except as provided in Sections 6 and 8 hereof.

          11. MISCELLANEOUS. All notices given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified herein, shall be mailed or delivered (a) if to the Trust, at 3125 Myers Street, Riverside, California 92503, Attention: Paul M. Bingham, Senior Vice President-Finance, or (b) if to the Company, at the office of the Company, 3125 Myers Street, Riverside, California 92503, Attention: William H. Lear, Vice President-General Counsel and Secretary or (c) if to the Initial Purchaser, to the Initial Purchaser at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department.
Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by facsimile, telex or telephone, but if so made shall be subsequently confirmed in writing.

          This Agreement has been and is made solely for the benefit of the Initial Purchaser and the Trust and the Company and of the controlling persons, Trustees, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Offered Securities from the Initial Purchaser.

          All representations, warranties and agreements of the Trust and the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any of its controlling persons and shall survive delivery of and payment for the Preferred Securities hereunder.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

          This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Trust, the Company and the Initial Purchaser each hereby irrevocably waives any right it may have to trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

          This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Initial Purchaser, the Trust and the Company.

     Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the Initial Purchaser.

                                   Very truly yours,

                                   FLEETWOOD CAPITAL TRUST
                                     a Delaware business trust




                                   By:  /s/ Paul M. Bingham
                                        ----------------------------------
                                        Paul M. Bingham
                                        Regular Trustee


                                   FLEETWOOD ENTERPRISES, INC.


                                   By:  /s/ Nelson W. Potter
                                        ----------------------------------
                                        Nelson W. Potter
                                        President

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED


By:  /s/ James C. Murphy
     -----------------------------
     James C. Murphy
     Vice President

                                                                     Schedule A


                    Fleetwood Motor Homes of California, Inc.
                     Fleetwood Motor Homes of Indiana, Inc.
                        Fleetwood Homes of Georgia, Inc.

                                                                      Exhibit A


                [FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
                            PURSUANT TO SECTION 7(E)]



     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

     2. The Company has corporate power to own its properties and conduct its business as described in the Final Memorandum, and the Company has corporate power to issue the Convertible Subordinated Debentures, to enter into the Purchase Agreement, the Guarantee Agreement, the Indenture, the Declaration and the Registration Rights Agreement and to perform its obligations thereunder.

     3. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company, and is a legal, valid, binding and enforceable agreement of the Company.

     4. The execution and delivery of the Convertible Subordinated Debentures have been duly authorized by all necessary corporate action of the Company, and the Convertible Subordinated Debentures have been duly executed and delivered by the Company and are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

     5. The execution and delivery of the Declaration have been duly authorized by all necessary corporate action of the Company, and the Declaration has been duly executed and delivered by the Company.

     6. The execution and delivery of the Guarantee Agreement has been duly authorized by all necessary corporate action of the Company, and the Guarantee Agreement has been duly executed and delivered by the Company, and is a legal, valid, binding and enforceable agreement of the Company.

     7. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of Delaware to subscribe for the Preferred Securities, the Convertible Subordinated Debentures or the Fleetwood Common Stock; and the Fleetwood Common Stock into which the Convertible Subordinated Debentures are convertible at the initial conversion price have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance thereof on conversion of the Convertible Subordinated Debentures in accordance with the Indenture and the terms of the

Convertible Subordinated Debentures at conversion prices at or in excess of the par value of such Fleetwood Common Stock, will be validly issued, fully paid and nonassessable.

     8. The statements set forth under the headings "Description of the Preferred Securities", "Description of the Guarantee", "Description of the Convertible Subordinated Debentures", "Effect of Obligations under the Convertible Subordinated Debentures and the Guarantee" and "Description of Fleetwood Capital Stock" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Trust Securities, the Convertible Subordinated Debentures, the Guarantees, the Indenture, the Declaration and the Certificate of Incorporation of the Company, provide a fair summary of such provisions.

     9. The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

     10. The execution and delivery of the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company, and the Registration Rights Agreement has been duly executed and delivered by the Company and is a legal, valid, binding and enforceable agreement of the Company (except that we express no opinion with respect to Section 5 of the Registration Rights Agreement providing for indemnification and contribution).

     11. Assuming the execution and delivery of the Registration Rights Agreement have been duly authorized by the Trust, and assuming the Registration Rights Agreement has been duly executed and delivered by the Trust, the Registration Rights Agreement is a legal, valid, binding and enforceable agreement of the Trust (except that we express no opinion with respect to Section 5 of the Registration Rights Agreement providing for indemnification and contribution).

     12. The issuance and sale of the Preferred Securities by the Trust to the Initial Purchasers pursuant to the Purchase Agreement, the performance by the Trust and the Company of their respective obligations in the Purchase Agreement, the Indenture, the Convertible Subordinated Debentures, the Guarantee, the Declaration, the Trust Securities and the Registration Rights Agreement and the application of the net proceeds of the Convertible Subordinated Debentures by the Company in the manner described in the Final Memorandum do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as may be required pursuant to the Registration Rights Agreement (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws).

     13. When the Preferred Securities, the Preferred Securities Guarantee Agreement and the Convertible Subordinated Debentures are issued and delivered pursuant to the Purchase Agreement, such securities will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) as securities of the Company listed on a national securities exchange registered under Section 6 of the Securities

Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system.

     14. Assuming the accuracy of the representations and warranties and compliance with the agreements contained in the Purchase Agreement, and except as may be required pursuant to the Registration Rights Agreement, no registration of the Preferred Securities, the Preferred Securities Guarantee Agreement, the Convertible Subordinated Debentures or the Fleetwood Common Stock under the Securities Act, and no qualification of the Declaration, the Preferred Securities Guarantee Agreement or the Indenture under the Trust Indenture Act of 1939, as amended, are required for the offer and sale of the Preferred Securities to the Initial Purchaser and the subsequent resale by the Initial Purchaser in the manner contemplated in the Final Memorandum.

     15. Neither the Company nor the Trust is an "investment company" and the Company is not a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware. So far as the foregoing opinions relate to the legal, valid, binding effect or enforceability of any agreement or obligation of the Company or the Trust, (a) we have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) with respect to rights to indemnity or contribution, may be limited to applicable law or by the policies underlying such laws.

     Such counsel may also state that in connection with their participation in the preparation of the Final Memorandum, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, and that the limitations inherent in the examination made by them and the knowledge available to them are such that they are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as otherwise expressly stated in opinion 8 above). However, on the basis of such counsel's review of the Final Memorandum and their participation in conferences in connection with the preparation of the Final Memorandum, such counsel shall state that they do not believe that the Final Memorandum, as of its date or as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to the financial statements and other financial and statistical information included in the Final Memorandum).

     The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

     We are furnishing this opinion letter to you, as the Initial Purchaser, solely for your benefit connection with the offering of the Preferred Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                                      Exhibit B


                      [FORM OF OPINION OF WILLIAM H. LEAR,
                  VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY
                    OF THE COMPANY PURSUANT TO SECTION 7(f)]



     1. Each of the subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own or lease its assets and conduct its business as described in the Final Memorandum, except where the failure to have such power and authority would not have a Material Adverse Effect;

     2. The Company and each of the subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in the United States where the ownership or leasing of its respective assets or the conduct of its business as described in the Final Memorandum requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

     3. All of the issued and outstanding capital stock of each of the subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the Final Memorandum is owned beneficially and of record directly or indirectly by the Company free and clear of all security interests, pledges, liens, encumbrances, equities or claims (collectively, "Liens"), except for such Liens as would not have a Material Adverse Effect;

     4. Other than as described in the Final Memorandum, no legal, regulatory or governmental proceedings are pending or, to my knowledge, threatened to which the Company or any of its subsidiaries is a party or to which the assets of the Company or any of the subsidiaries are subject which, individually or in the aggregate, would have a Material Adverse Effect;

     5. To my knowledge, none of the Company or any of the subsidiaries is, except as disclosed in the Final Memorandum, in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound, or to which any of its respective assets is subject, or in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or any of its subsidiaries or any of their respective assets, or other governmental or regulatory authority, agency or other body, other than such defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect; and

     6. To my knowledge, the issuance, sale and delivery of the Offered Securities, the execution, delivery and performance by the Company and the Trust of the Purchase

Agreement and the Registration Rights Agreement, the filing of the Declaration with the Secretary of State of the State of Delaware, the consummation by the Company and the Trust of the transactions contemplated by such documents and the application of the proceeds from the sale of the Offered Securities as contemplated by the Final Memorandum do not, and, at the Closing Date will not, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree.

     Insofar as the foregoing opinions relate to the valid existence and good standing of the subsidiaries, they are based solely on certificates of good standing received from the competent official of the respective jurisdiction in which each of such subsidiaries was organized and on a telephonic confirmation from the office of such. Insofar as the foregoing opinions relate to qualification to do business of the Company and the subsidiaries, they are based solely on certificates of foreign qualification received from the office of the applicable official in each jurisdiction, office, although I have made inquiry as to the jurisdictions in the United States in which the Company and its subsidiaries conduct business.

     I participated in conferences and telephone conversations with officers and other representatives of the Company (including Gibson, Dunn & Crutcher LLP), representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Final Memorandum and related matters were discussed, and I reviewed certain corporate records and documents of the Company.

     Based on my participation in such conferences and conversations and my review of such documents, I advise you that no information has come to my attention that has caused me to believe that the Final Memorandum (except the financial statements and other financial and statistical data of a financial nature included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware and the law of the State of California.

     I am furnishing this opinion letter to you, as the Initial Purchaser, solely for your benefit in connection with the offering of the Preferred Securities. This opinion letter is not to be used, circulated, quoted, filed with any governmental authority or otherwise referred to for any other purpose.

                                                                      Exhibit C


              [FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL,
                  SPECIAL COUNSEL TO THE TRUST AND THE COMPANY]



          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

          2. The Declaration constitutes a valid and binding obligation of the Company and each of the Regular Trustees, and is enforceable against the Company and each of the Regular Trustees, in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) considerations of public policy or the effects of applicable law relating to fiduciary duties.

          3. Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority (A) to execute and deliver, and to perform its obligations under, the Purchase Agreement, (B) perform its obligations under the Declaration, (C) issue the Securities and (D) purchase and hold the Debentures.

          4. The execution and delivery of the Purchase Agreement by the Trust and the performance of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Trust.

          5. The Common Securities have been duly authorized by the Declaration for issuance and, when issued and sold in accordance with the Declaration, will be validly issued undivided beneficial interests in the assets of the Trust.

          6. The Preferred Securities have been duly authorized by the Declaration for issuance and, when issued, delivered and paid for in accordance with the terms of the Declaration, will be validly issued and, subject to the terms of the Declaration and the further qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. Under the Delaware Business Trust Act and the Declaration, the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that we express no opinion as to any Holder of Preferred Securities that is, was or becomes a named Trustee of the Trust. We note that the Holders of Preferred Securities may be subject to the withholding provisions of Section 11.4 of the Declaration and may be required to make payment or provide indemnity or security as set forth in the Declaration.

          7. Under the Delaware Business Trust Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights.

          8. The issuance and sale by the Trust of the Preferred Securities, the execution, delivery and performance by the Trust of the Purchase Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not (A) result in any violation of the Declaration or the Certificate or any applicable Delaware law (statutory or decisional) or any rule or regulation of any Delaware governmental agency or (B) require the approval of any Delaware governmental agency.

          9. No authorization, approval, consent or order of any Delaware governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Preferred Securities, except such as may be required under Delaware securities or blue sky laws.

          10. Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of the Stare of the State of Delaware) or employees in the State of Delaware, the Trust's Security Holders (other than Holders of Securities, or Persons who are partners or S corporation shareholders for federal income tax purposes in such Holders of Securities, who reside or domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                                                                      Exhibit D


             [FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL,
                      WITH RESPECT TO THE DELAWARE TRUSTEE
                            PURSUANT TO SECTION 7(i)]



          1. The Bank of New York, Delaware is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

          2. The Bank of New York, Delaware has the corporate and trust power and authority to execute, deliver and perform its obligations under the Declaration.

          3. The Declaration constitutes a legal, valid and binding obligation of The Bank of New York, Delaware, enforceable against The Bank of New York, Delaware, in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) considerations of public policy or the effects of applicable law relating to fiduciary duties.

          4. The execution, delivery and performance by The Bank of New York, Delaware of the Declaration does not violate the charter or by-laws of The Bank of New York, Delaware.

          5. No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware is required to be obtained by The Bank of New York, Delaware solely in connection with the execution, delivery or performance by The Bank of New York, Delaware of the Declaration.

                                                                      Exhibit E


                [FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP,
                SPECIAL TAX COUNSEL TO THE TRUST AND THE COMPANY
                            PURSUANT TO SECTION 7(j)]



          1. The Trust will be characterized as a grantor trust for U.S. federal income tax purposes and not as a partnership or as an association subject to tax as a corporation;

          2. The Convertible Subordinated Debentures will constitute indebtedness of the Company; and

          3. The discussion set forth in the Final Memorandum under the caption "Certain Federal Tax Consequences," to the extent it constitutes summaries of legal matters or legal conclusions, is accurate in all material respects.

                                                                      Exhibit F


                            [FORM OF LOCK-UP LETTER]


                                        February __, 1998


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

          In consideration of the agreement of PaineWebber Incorporated (the "Initial Purchaser") to enter into a purchase agreement (the "Purchase Agreement) with Fleetwood Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Fleetwood Enterprises, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), providing for the offering of the 6% Convertible Trust Preferred Securities (the "Preferred Securities") of the Trust, guaranteed by and convertible into common stock, par value $1.00 share of the Company, as contemplated by the final offering memorandum dated February 4, 1998 (the "Final Memorandum"), the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the date of the Purchase Agreement, without the prior written consent of PaineWebber Incorporated, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to purchase or otherwise transfer or dispose of any Preferred Securities, any equity securities of the Company, the Trust or any similar trust or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, the Trust or any similar trust or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any equity securities of the Company, the Trust or any similar trust, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company, the Trust or any similar trust, other securities, cash or otherwise, of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

                                        Very truly yours,


                                        By:
                                           --------------------------


                                        Print Name:
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